Exhibit 4.1

COMMONWEALTH THOROUGHBREDS LLC

a Delaware series limited liability company

SUBSCRIPTION AGREEMENT

for

SERIES [ • ]

The undersigned (“Subscriber”) understands that Series [ • ] (the “Series”) of Commonwealth Thoroughbreds LLC, a Delaware series limited liability company (the “Company”), having its principal place of business at 1450 North Broadway, Lexington, Kentucky 40505, is offering for sale (the “Offering”) on a best-efforts basis up to [____] membership Units (each a “Unit” and collectively the “Units”) at the purchase price of $[___] per Unit (the “Purchase Price”), upon the terms and conditions set forth in this subscription agreement (“Agreement”) and the Company’s Amended and Restated Limited Liability Company Agreement dated as of September 27, 2019, and the Series Designation for Series [ • ] dated as of [date], each as supplemented from time to time (collectively, the “Operating Agreement”).

1.          Subscription for Units.

a.         Subject to the terms and conditions of this Agreement, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Series the number of Units indicated on the signature page attached hereto (the “Units”), for the aggregate Purchase Price set forth on the signature page (the “Aggregate Purchase Price”).

b.         Subscriber agrees to be bound hereby upon execution and delivery of the signature page to this Agreement Subscriber to the Series. Concurrent with the execution of this Agreement, Subscriber authorizes North Capital Private Securities Corporation, a Delaware corporation and a registered broker-dealer, member FINRA and SIPC, as escrow agent for the Company (the “Escrow Agent”), to request the Aggregate Purchase Price from the Subscriber’s bank. The Company shall cause the Escrow Agent to maintain all such funds for the Subscriber’s benefit in a segregated non-interest-bearing account, in the name of North Capital Private Securities for further credit to “Series [ • ], a series of Commonwealth Thoroughbreds LLC – [Investor Name],” until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription or (iii) the Termination Date (as defined below).

c.          It is understood and agreed that the Series has the sole right, at its complete discretion, to accept or reject this Subscription, in whole or in part, for any reason. The Series reserves the right to terminate any offering for which there fewer than 35 subscribers. Notwithstanding anything in this Agreement to the contrary, the Series will have no obligation to issue any of the Units to any person who is a resident of a jurisdiction in which the issuance of such Units would constitute a violation of the applicable securities laws or who is ineligible to own a race horse under applicable statutes, rules, or regulations of a governing authority.

d.         This subscription will be accepted by the Series only when this Agreement is signed by a duly authorized officer of the Series at the Closing and a signed counterpart copy of this Agreement is delivered to Subscriber. Upon acceptance, the Company will cause the Escrow Agent to release the Aggregate Purchase Price (or applicable portion thereof if the subscription is only accepted in part) to the Company for the benefit of the Series. Effective upon the execution of this Subscription Agreement by the Series, the Subscriber shall be a member of the Company, and the Subscriber agrees to adhere to and be bound by, the terms and conditions of the Operating Agreement as if the Subscriber were a party to it (and grants to the Manager the power of attorney described therein). Neither the Company nor the Series shall have any obligation hereunder until the Subscriber shall have executed and delivered this Subscription Agreement to the Company and a substitute Form W-9 (if applicable) and deposited the Aggregate Purchase Price and the subscription has been accepted.

e.         If this subscription is rejected, either in whole or in part, the Company shall cause the Escrow Agent to return the rejected Purchase Price or the rejected portion thereof to the Purchaser without deduction, offset or interest. If this subscription is rejected in whole, this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

f.         If the Closing has not occurred, the Offering shall be terminated upon (i) the date which is one year from the date that the Offering Circular is qualified by SEC, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion, such date not to exceed the date which is 18 months from the date the Offering Circular or amendment thereto, as applicable, is qualified by the SEC (the “Termination Date”). Upon such termination, the Company will cause the Escrow Agent to refund the Purchase Price paid by the Subscriber, without deduction, offset or interest accrued thereon and this Subscription Agreement shall thereafter be of no further force or effect.

2.          Offering Documents. Subscriber represents and warrants that it has received and has carefully read and understood all documents and information provided to Subscriber on the Commonwealth Thoroughbreds website or otherwise transmitted to Subscriber, including but not limited to the Company’s Offering Circular dated [date], (the “Offering Circular”), the Operating Agreement, Series Designation and any other information which Subscriber has reasonably requested and the Series has provided in connection with the Offering.

3.          Series Representations and Warranties. The Series represents and warrants that as of the date of this Agreement:

a.          The Series is a series of a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property is now owned or operated and such business is conducted except where the failure to so qualify will not have a material adverse effect on the Series.

b.          The Series, by appropriate and required corporate action, has duly authorized the execution of this Agreement, and the issuance and delivery of the Units.

4.          Subscriber Representations, Acknowledgements and Agreements. Subscriber hereby represents, warrants to and acknowledges and agrees with the Series as follows:

a.          Subscriber is aware that an investment in the Series [ • ] involves a significant degree of risk and has received and carefully read the Company’s Offering Circular, and in particular its “Risk Factors” section. Among other things, Subscriber understands that (i) the Company is subject to all the risks applicable to early-stage companies and (ii) participation in owning, racing, and breeding Thoroughbred horses is a high risk, speculative activity in which enjoying the experience of Thoroughbred horse ownership and racing may be the only significant benefits received in exchange for the consideration paid to purchase Units. Subscriber is satisfied that Subscriber has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

b.          Subscriber acknowledges that the Series [ • ] Units are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted by the Operating Agreement.

c.          In evaluating the suitability of an investment in the Series [ • ] Units, Subscriber has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Operating Agreement, and this Subscription Agreement.

d.          Subscriber, together with Subscriber’s advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable Subscriber to evaluate the merits and risks of an investment in the Series [ • ] Units and the Company and to make an informed investment decision with respect thereto. Subscriber has adequate means of providing for Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Series [ • ] Units for an indefinite period of time.

e.          Subscriber is not relying on the Company, the Manager or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Series [ • ] Units, other than with respect to the opinion of legality of legal counsel provided at Exhibit 12.1 to the Offering Circular, and Subscriber has relied on the advice of, or has consulted with, only its own advisors, if any, whom Subscriber has deemed necessary or appropriate in connection with its purchase of the Series [ • ] Units.

f.          Subscriber acknowledges the offering and sale of the Series [ • ] Units have not been registered under the Securities Acts of 1933, as amended (the “Securities Act”), or any state securities laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and applicable state securities laws. Subscriber understands that the offering and sale of the Series [ • ] Units is intended to be exempt from registration, by virtue of Tier 2 of Regulation A under the Securities Act, based, in part, upon the representations, warranties and agreements of Subscriber contained in this Subscription Agreement. Subscriber is purchasing the Series [ • ] Units for its own account for investment purposes only and not with a view or intent to resell or distribute them in violation of any applicable securities laws.

g.         Subscriber as of this date is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”) and in the Offering Circular under “Investor Qualification Standards.” Subscriber acknowledges that the information Subscriber has provided in order for the Manager and the clearing broker to verify Subscriber’s status as a Qualified Purchaser is complete and accurate as of the date hereof. Subscriber agrees to promptly provide the Manager and its respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of Subscriber.

h.         Subscriber represents and warrants that Subscriber is eligible to be licensed as a Thoroughbred race horse owner by state racing commissions and/or racing boards and is not the subject of any pending disciplinary or legal proceedings which may result in ineligibility for licensure, including without limitation, Subscriber has not been convicted of a crime, nor is the subject of an administrative ruling, of a nature likely to render the Subscriber ineligible for licensure currently or in the future. Subscriber hereby agrees that if, (i) there are 35 or fewer subscribers for the Units offered by the Series; (ii) the amount subscribed for by Subscriber results in an ownership percentage in the Thoroughbred(s) owned by the Series is such that a racing jurisdiction requires such Subscriber to be licensed; or (iii) in order to be eligible for certain perquisites associated with ownership, it may be necessary for Subscriber to obtain a Thoroughbred owner’s license, Subscriber will provide to the Company upon reasonable request any such additional information as may be necessary for the Company to properly obtain a license for Subscriber.

i.         Any information which Subscriber has previously furnished or is furnishing to the Company with this Agreement is true, complete and accurate and may be relied upon by the Manager and the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering and Subscriber’s eligibility for a Thoroughbred racing owner’s license. Subscriber further represents and warrants that it will promptly notify and supply corrective information to the Company immediately upon the occurrence of any material change in the information previously furnished by Subscriber.

j.          Except as previously disclosed in writing to the Company, Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby, and in all instances Subscriber will be solely liable for any such fees and must indemnify the Company with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

k.          Subscriber is either (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

l.          Subscriber’s capacity and authority.

(i)          if a natural person, Subscriber has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or

(ii)          if a corporation, partnership, or limited liability company or other entity, Subscriber represents that such entity was not formed for the specific purpose of acquiring the Series [ • ] Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Series [ • ] Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or

(iii)          if executing this Subscription Agreement in a representative or fiduciary capacity, Subscriber represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.

In all cases, the execution and delivery of this Subscription Agreement will not violate or conflict with any order, judgment, injunction, agreement or controlling document to which Subscriber is a party or by which it is bound.

m.          No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Subscriber or any of Subscriber’s affiliates is required for the execution of this Subscription Agreement or the performance of Subscriber’s obligations hereunder, including, without limitation, the purchase of the Series [ • ] Units by Subscriber.

n.          Subscriber has its primary residence (if a natural person) or principal place of business (if an entity) in the jurisdiction set forth on the signature page of this Subscription Agreement. Subscriber first learned of the offer and sale of the Series [ • ] Units in that jurisdiction, and Subscriber intends that the securities laws of that state shall govern the purchase of Subscriber’s Series [ • ] Units.

o.          Within five (5) days after receipt of a written request from the Manager, Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

p.         Subscriber is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

q.          If Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

r.          Each of the representations and warranties of the parties hereto set forth in this Section 4 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of Closing.

s.          Subscriber acknowledges the Series [ • ] Units have not been approved or disapproved by the U.S. Securities and Exchange Commission, any state securities commission on regulatory authority, or any other regulatory authority. Subscriber acknowledges that none of those authorities have passed upon or endorsed the merits of this Offering or the accuracy or adequacy of the Offering Circular or this Subscription Agreement. Any representation to the contrary is a criminal offense.

5.          Subscriber Undertakings. Subscriber understands, acknowledges and agrees with the Series as follows:

a.         This Subscription is irrevocable. Except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement, and this Agreement shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

b.         If more than one person is subscribing for Series [ • ] Units, then the obligations of the joint Subscribers under this Agreement shall be joint and several and the agreements, representations, warranties and acknowledgments made in this Agreement shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.          Indemnification. Subscriber shall indemnify and hold harmless the Series and each officer, director or control person of the Series from any and all damages, losses, liabilities obligations, commitments and expenses (including attorneys’ fees and expenses) incurred by any of such persons by reason of or arising from the breach of any representation, warranty or covenant of Subscriber contained in this Agreement.

7.          Ownership Records. You understand and acknowledge that the ownership of your Units will be reflected by registration in electronic form (also known as “book entry”).

8.          Miscellaneous.

a.          Except as set forth elsewhere in this Agreement, any notice or demand to be given or served in connection with this subscription shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Series, addressed to it at the address set forth below:

Company:

Commonwealth Thoroughbreds LLC

1450 North Broadway

Lexington, Kentucky 40505

Attention: Chief Executive Officer

Subscriber:

Address provided in the subscription process.

b.          To the fullest extent permitted by applicable law, all issues and questions concerning the rights and obligations of Subscriber arising out of this Agreement, the Operating Agreement and Series Designation, and the application, construction, validity, interpretation and enforcement of this Agreement, the Operating Agreement and Series Designation shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Delaware. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; provided that such waiver is not intended to apply to claims or suits brought under federal securities laws. The provisions of this Section 8(b) shall not apply to an action, suit or proceeding to the extent it pertains to a matter as to which the claims are exclusively vested in the jurisdiction of a court or forum other than the Delaware Chancery Court, or if the Delaware Chancery Court does not have jurisdiction over such matter.

c.          This Agreement shall be binding upon the parties hereto and their respective heirs, estate, legal representatives, successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or law, then such provision shall be deemed inoperative and shall be deemed to be modified to conform to such statute or law. Any provision of this Agreement that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

d.          In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s attorneys’ fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

e.          This Agreement (including exhibits attached hereto) constitutes the entire agreement among the parties hereto with respect to its subject matter. There are no restrictions, promises, warranties or undertakings, other than those set forth in this Agreement. This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

f.          The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.          Acceptance of Delivery. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the completed Agreement will be determined by the Series, which determination will be final and binding. The Series reserves the absolute right to reject any completed Agreement, in its sole and absolute discretion. The Series also reserves the right to waive any irregularities in, or conditions of, the submission of completed Subscription Agreements, and the Series’ interpretation of the terms and conditions for the purchase of the Units (including these instructions) shall be final and binding. The Series shall be under no duty to give any notification of irregularities in connection with any attempted subscription for the Units or incur any liability for failure to give such notification. Until such irregularities have been cured or waived, no subscription for the Units shall be deemed to have been made. Any Subscription Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Series to Subscriber as soon as practicable.

[Signature Page follows]

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

By signing this Signature Page, you are agreeing to the Subscription Agreement and certifying that all information you are providing is true and correct. This Signature Page may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (including clicking “Agree” on the Commonwealth Platform website) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

The undersigned Subscriber hereby agrees to all the terms and conditions of this Agreement and certifies Subscriber is a resident of the state or jurisdiction indicated below.

The undersigned irrevocably subscribes for Series membership Units.

The Aggregate Purchase Price of membership Units subscribed for, at $_______.00 per share, is $_________________.

This Subscription Agreement is executed by Subscriber on ______________________________, 202_.

If other than an Individual, check one and indicate capacity of signatory under the signature
Name of Subscriber (Print)
	•	☐ Trust
	•	☐ Estate
Name of Joint Subscriber (if any) (Print)	•	☐ Uniform Gifts to Minors Act of State of ______
	•	☐ Limited liability company
	•	☐ Corporation
Signature of Subscriber	•	☐ Other ________________________________

_________________________________________ Capacity of Signatory (if applicable)	If Joint Ownership, check one:
	•	☐ Joint Tenants with Right of Survivorship
	•	☐ Tenants in Common
Social Security or Taxpayer Identification Number	•	☐ Tenants by Entirety
	•	☐ Community Property

Residence Address or Entity Principal Address	Backup Withholding Statement:
Please check this box only if the investor is subject to:

City State Zip Code	•	☐ Backup withholding.

Foreign Person:
Telephone ( )__________________	Please check this box only if the investor is a:

E-mail address: _________________	•	☐ Nonresident alien, foreign corporation, foreign Company, foreign trust or foreign estate

As required by the regulations issued pursuant to the U.S. Internal Revenue Code, Subscriber certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) Subscriber is not subject to backup withholding (unless the Backup Withholding Statement box above is checked) either because Subscriber has not been notified that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to backup withholding and (3) Subscriber (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

ACCEPTED:

COMMONWEALTH THOROUGHBREDS LLC

By: Commonwealth Markets Inc., its Manager

By: _________________________________________

Name: ______________________________________

Title: _______________________________________

Date: _______________________________________